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                                                                   EXHIBIT 10.1



                                 FIRST AMENDMENT

                                     to the

                          TRANSITION SERVICES AGREEMENT

                                     Between

                             FORWARD AIR CORPORATION
                          f/k/a Landair Services, Inc.

                                       and

                               LANDAIR CORPORATION

         This First Amendment to the Transition Services Agreement (this "Agreement"), dated as of February 4, 2000, is made and entered into by and between FORWARD AIR CORPORATION ("Forward Air"), a Tennessee corporation and LANDAIR CORPORATION ("Landair"), a Tennessee corporation.

         WHEREAS, Forward Air and Landair entered into that certain Transition Services Agreement, dated as of September 18, 1998 (the "Original Agreement"), which provided for, among other things, the continued providing of services by the parties to the Original Agreement;

         WHEREAS, the parties over time have agreed to continue certain services and to terminate certain services and, in connection with the termination of future services the parties wish to specifically provide for the terms and conditions and the allocation of certain costs in connection with the termination of certain services under the Original Agreement; and

         WHEREAS, the parties now desire to amend the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter expressed, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto agree as follows:



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      1. Continuation of Certain Services. The parties understand and agree to continue the joint services set forth on Attachment A to this Agreement for a period of 18 months, subject to the termination provisions set forth in the Original Agreement and as modified by this Agreement.

      2. Allocation of Cost for Shared Assets. The parties understand and agree that the past and future obligations to provide certain services (the "Services") required under the terms of the Original Agreement has required and will continue to require either or both parties to acquire equipment and/or make capital investments in certain assets (the "Joint Services Assets") which are needed or required to provide services. The parties to the Original Agreement further understand and agree that in the event of a termination of any Service that requires the use of Joint Services Assets, the investment in the Joint Services Assets will need to be settled and resolved as between the parties to the Original Agreement. In the event of a termination of all or a portion of the Services under the Original Agreement prior to the full depreciation or amortization of the Joint Services Assets used to provide such services, the parties agree that they will settle and resolve all obligations on any Joint Services Assets that have not been fully amortized or depreciated at the time of any such termination as follows:

            (i) Joint Services Assets not owned by Party Requesting Termination. In the event the party requesting termination of any Services does not own the Joint Services Assets used to provide such Services, the party requesting termination shall pay to the owner of such Joint Services Assets an amount equal to the pro rata portion of the then remaining book value of any Joint Services Asset as then set forth on the books of the owner (such pro rata portion to be determined based on the allocation of Service costs and expenses as then in effect) and, the party thus receiving payment shall be entitled to keep the Joint Services Asset; and

            (ii) Joint Services Assets owned by Party Requesting Termination. In the event the party requesting termination of Services owns the Joint Services Assets





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      related to the terminated Services, then the party requesting termination shall be entitled to payment from the party not requesting termination of the Services. The payment for the Joint Services Assets utilized in connection with the terminated Services shall be calculated as follows:

                  The termination payment shall be in an amount equal to a pro ration of the book value as set forth in Section 2(i) above times two thirds.

      3. Agreed Basis for Joint Services Assets. The parties agree that the shared assets which constitute Joint Services Assets, and their respective approximate book values as of December 31, 1999 are as set forth on Attachment A to this Agreement. The parties further agree that they will not acquire any further Joint Services Assets without the written agreement of each other.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                          FORWARD AIR CORPORATION



                                          By: /s/ Edward W. Cook

                                          Title: CFO


                                          LANDAIR CORPORATION



                                          By: /s/ C. Tim Roach

                                          Title: President/COO



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                                  ATTACHMENT A

                             ASSETS TO BE ALLOCATED
                                DECEMBER 31, 1999

                                   FORWARD AIR


           Service                       NBV            Allocation Methodology
--------------------------------     -----------    --------------------------------------
Accounts Payable                     $  11,000 *    Based upon number of checks processed
Payroll                                199,000      Based upon number of employees
Human Resources and
   Benefit Plan Administration           7,000 *    Based upon number of employees
Settlement                               7,000 *    Based upon number of owner-operators
Accounting                              52,000      50% to Landair and Forward Air
Legal                                    2,000 *    50% to Landair and Forward Air
General Administration                  97,000      50% to Landair and Forward Air
Information Technology                 987,000      50% to Landair and Forward Air
Corporate Headquarters
   Leasehold Improvements              115,000      50% to Landair and Forward Air


                                     LANDAIR


Safety                                  57,000
Licensing/Permitting/Fuel Tax           44,000
Insurance/Claims                        17,000 *
Recruiting/Retention                     7,000 *
Training Center                          2,000 *


*Due to the immateriality of the amounts involved, no allocation of assets is proposed for cost centers under $25,000.